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                                                                EXHIBIT (a)(3)


                          NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                             PRICE ENTERPRISES, INC.
                PURSUANT TO THE OFFER TO EXCHANGE AND PROSPECTUS
                              DATED OCTOBER 6, 1999

                                       OF

                            EXCEL LEGACY CORPORATION

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $0.0001 per share (the "Shares"), of Price Enterprises, Inc., a Maryland corporation ("Enterprises"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date (as defined below). Such form may be delivered by hand or facsimile transmission or mail to the Exchange Agent. See the information under the captions "The Exchange Offer--Exchange of Cash, Debentures and Notes for the Enterprises Common Stock" "--Book-Entry Transfer Procedures" and "--Notice of Guaranteed Delivery" in the Offer to Exchange and Prospectus, dated October 6, 1999 (the "Offer to Exchange") and in Instruction 2 of the Letter of Transmittal.

THE EXCHANGE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 3, 1999 (THE "EXPIRATION DATE"), UNLESS EXTENDED.

                      The Exchange Agent for the Offer is:
                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

 By Registered or Certified Mail:                          By Hand Delivery:                         By Overnight Delivery:
 Price Enterprises Exchange Offer                   Price Enterprises Exchange Offer          Price Enterprises Exchange Offer
 c/o Norwest Bank Minnesota, N.A.                   c/o Norwest Bank Minnesota, N.A.          c/o Norwest Bank Minnesota, N.A.
          P.O. Box 2370                              Northstar East Building, 12th                   Sixth & Marquette
    Minneapolis, MN 55402-0370                                   Floor                                 MAC-N9303-120
    Attn: Customized Fiduciary                         608 Second Avenue South                    Minneapolis, MN 55479
             Services                                   Minneapolis, MN 55479                   Attn: Customized Fiduciary
                                                       Attn: Customized Fiduciary                         Services
                                                             Services

                                                        Facsimile Transmission:
                                                  Attn: Customized Fiduciary Services
                                                             (612) 667-9825

                                                         Confirm by Telephone:
                                                           (612) 316-3667

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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LADIES AND GENTLEMEN:

   The undersigned hereby tenders to Excel Legacy Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described under the caption "The Exchange Offer--Guaranteed Delivery Procedures" in the Offer to Exchange and in Instruction 2 of the Letter of Transmittal.


Signature(s):
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Name(s) of
Record Holder(s):
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                              Please Type or Print

The Depository Trust Company
Certificate Nos. (if available):
                               -----------------------------------------------

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Address:
       -----------------------------------------------------------------------
                                                              (Zip
Area Code and Tel. No.:
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If Shares will be delivered by book-entry transfer, provide the following information:

DTC Account Number:
                  ------------------------------------------------------------
Date:
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                                       2
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                                          GUARANTEE
                          (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

    THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES TENDERED HEREBY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, OR AN AGENT'S MESSAGE (AS DEFINED IN INSTRUCTION 2 OF THE LETTER OF TRANSMITTAL) IN THE CASE OF A BOOK-ENTRY TRANSFER OF SHARES, ALL WITHIN THREE NASDAQ NATIONAL MARKET TRADING DAYS OF THE DATE HEREOF.


    The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates representing Shares to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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                                     Authorized Signature

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Address:
        ----------------------------------------------------------------------
                                                                 (Zip Code)
Area Code and Tel. No.:
                       -------------------------------------------------------
Name:
     -------------------------------------------------------------------------

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                                     Please Type or Print

Title:
      ------------------------------------------------------------------------

Date:
     ----------------


              NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES
                  FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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